EXHIBIT 99.1

PW Eagle Announces Sale of Subsidiary's Interest in WL Plastics

EUGENE, Ore.--(BUSINESS WIRE)--Nov. 1, 2005--PW Eagle, Inc. ("PW Eagle") announced today that its wholly-owned subsidiary, USPoly Company, LLC ("USPoly"), has completed the previously announced sale of its interest in WL Plastics Corporation ("WL Plastics"). The net after-tax gain on the sale is estimated to be approximately $13 million. USPoly received net proceeds from the sale of $23.5 million which will be used to reduce debt.

In addition, PW Eagle announced that it will release its financial results for the third quarter and first nine months of 2005 on November 3rd after the market closes. The Company will hold its third quarter webcast and conference call on Friday, November 4, 2005 at 9:00 a.m. Central Time to discuss the third quarter and first nine months of 2005 results. The conference call will be available live on the Internet at www.pweagleinc.com. The call will also be archived at that location for one week following its original webcast. The conference telephone number is 1-800-510-9836, use 98672310 as the confirmation code to access the call. The phone call will also be archived for one week at 888-286-8010, use 88793950 as the confirmation code to access the archived call.

PW Eagle, Inc. is a leading extruder of PVC pipe products and its wholly owned subsidiary, USPoly Company, LLC, is a leading manufacturer of PE pipe and fittings. Together they operate fourteen manufacturing facilities across the United States. PW Eagle's common stock is traded on the Nasdaq Market under the symbol "PWEI".

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING INFORMATION AND ACTUAL RESULTS MAY DIFFER

Statements that PW Eagle, Inc. may publish, including those in this announcement that are not strictly historical are "forward looking" statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements made in this press release, which relate to the expected reduction of debt and net after-tax gain on the sale by US Poly of its interest in WL Plastics, involve known and unknown risks and uncertainties that may cause the actual results to differ materially from those expected and stated in this announcement. Actual results could differ if economic conditions change and there can be no assurance that the gain from the sale will be realized at the expected level depending upon the finalization of the accounting and tax treatment of the transaction and the release of funds placed in escrow to satisfy any indemnification obligations. We undertake no obligation to update "forward-looking" statements.

CONTACT: PW Eagle, Inc., Eugene

Scott Long, 541-343-0200

SOURCE: PW Eagle, Inc.